EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-64318 on Form  S-8 of Tower Financial Corporation of our report dated June 20, 2008 appearing in this Annual Report on Form 11-K of the Tower Financial 401(k) Plan for the year ended December 31, 2007.

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

Oak Brook, Illinois
June 20, 2008